UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 25, 2008

JINGWEI INTERNATIONAL LIMITED.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-122557 (Commission File Number)	20-1970137 (IRS Employer Identification No.)

Room 1605, Tianan Hi-Tech Plaza Tower A, Tianan Cyber Park, Futian District, Shenzhen, PRC 518040
(Address of principal executive offices and zip code)

+86 1085251198
(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Jingwei International Limited (the “Company”) entered into a stock option agreement (the “Stock Option Agreement”) with Yijia Bi, the Company’s Chief Financial Officer, made as of December 25, 2008.  Such agreement provides for the grant to Mr. Bi of an option to purchase 100,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share.  The option shall become vested and exercisable as to 50,000 shares on May 12, 2010 and as to the remaining 50,000 shares on May 12, 2011, in each case provided that Mr. Bi is employed by the Company on such respective date.  The Company previously reported on a Current Report on Form 8-K filed on June 5, 2008 that Mr. Bi would be granted options for 50,000 shares upon each of the first and second anniversary of the date of his employment agreement with the Company.  The Company accelerated the grant date of such option to December 25, 2008 pursuant to the Stock Option Agreement.

The Stock Option Agreement is filed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Stock Option Agreement between Jingwei International Limited and Yijia Bi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

By:	/s/ Regis Kwong
Name:	Regis Kwong
Title:	Chief Executive Officer

Dated: February 15, 2009